UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment 1

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 31, 2010

AUDIOVOX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-28839
(State or other jurisdiction of incorporation)	(Commission File Number)

13-1964841
(I.R.S. Employer Identification No.)

180 Marcus Blvd., Hauppauge, New York	11788
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code (631) 231-7750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of file following provisions:
[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))

Explanatory Note

On April 6, 2010, Audiovox Corporation (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “Original Filing”) reporting the Company’s entry into a Credit Agreement with JPMorgan Chase.  The Original Filing included the Credit Agreement as Exhibit 10.1 but the exhibits and schedules to the Credit Agreement were not included in Exhibit 10.1.  In addition, the Original Filing, although signed by Charles M. Stoehr, Chief Financial Officer of the Company on April 6, 2010, was not filed with a conformed signature.  The Company is filing this 8-K/A to provide the exhibits and schedules to the Credit Agreement and to clarify that the Original Filing was signed.  Except as described above, no other changes have been made to the Original Filing, and this Form 8-K/A does not modify or update any other information in the Original Filing.

Item 1.01                                Entry Into a Material Definitive Agreement.

On March 31, 2010, Audiovox Corporation (the "Company") entered into a Credit Agreement (the “Credit Agreement”) by and among the lenders party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent for the lenders.  The Company also entered into a Security Agreement in connection with the Credit Agreement.  The Credit Agreement provides for a $15 million secured revolving credit facility.  The credit facility matures on March 31, 2013.

Pursuant to the terms of the Credit Agreement, the Company will pay commitment fees equal to 0.50% per year on the unused portion of the revolving credit facility.  In addition, the fee for each letter of credit under the Credit Agreement will be 0.125% per annum and for each standby letter of credit the fee will be Libor plus 4.50% per annum.

The borrowing under the credit facility, will, at the Company’s option, be classified as either LIBO Rate or Alternate Base Rate loans (both as defined in the Credit Agreement).  The rate of interest payable by the Company in respect of outstanding loans under the credit facility is (i) with respect to LIBO Rate loans, the Adjusted LIBO Rate (as defined in the Credit Agreement) for the Interest Period plus 4.5%, or (ii) with respect to ABR Loans, the Adjusted Base Rate (as defined in the Credit Agreement) then in effect plus 0.50%.

The Credit Agreement requires the Company to comply with various affirmative and negative covenants which include, among other things, a minimum net worth requirement.  Events of default under the Credit Agreement include, among other things, payment defaults, breaches of representations, warrants or covenants, defaults under Material Indebtedness (as defined in the Credit Agreement), certain events of bankruptcy or insolvency, judgment defaults, certain defaults or events relating to employee benefit plans or a Change in Control (as defined in the Credit Agreement).  An Event of Default would permit the Administrative Agent to terminate the revolving commitments and accelerate the maturity of the Loans.

The new revolving credit facility is secured by a first security priority security interest in the Company’s assets and those of the Company’s subsidiaries party to the Credit Agreement.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the complete terms of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth under Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01                                Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated March 31, 2010, by and among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUDIOVOX CORPORATION (Registrant)

Date: October 4, 2010
By: /s/ Charles M. Stoehr
Charles M. Stoehr
Senior Vice President and
Chief Financial Officer